Exhibit 9.9

EXHIBIT A-1

[Main Agreement]

AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1, dated as of this      day of                     , 2007, to the Shareholders’ Agreement, dated as of April 22, 2005 (the “Agreement”), by and among, among others, Deltek, Inc., a Delaware corporation (the “Company”), the persons listed on the signature pages hereto under the heading “Majority Shareholders” (collectively, the “Shareholders”), and New Mountain Partners II, L.P. (“NMP”), New Mountain Affiliated Investors II, L.P., (“NMAI”) and Allegheny New Mountain Partners, L.P. (together with NMP and NMAI, the “NMP Entities”).

WHEREAS, Section 6.8 of the Agreement provides that any provision in the Agreement may be amended by written agreement signed by the Company, the Majority Shareholders and the NMP Entities;

WHEREAS, the Company has adopted the Deltek, Inc. Employee Stock Purchase Plan (the “ESPP”) and the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”);

WHEREAS, the Shareholders comprise the Majority Shareholders referred to in the Agreement;

WHEREAS, the Company, the Shareholders and the NMP Entities intend hereby to amend the Agreement to provide that the shares of Common Stock acquired by any Shareholder under the ESPP or pursuant to awards granted under the 2007 Plan shall not be subject to the Agreement; and

WHEREAS, the Company, the Shareholders and the NMP Entities also intend hereby to exclude from certain provisions of the Agreement any individual who is not a “Covered Person” effective as of the “S-1 Effective Date” (as such terms are defined below).

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 1.16 of the Agreement is hereby amended and restated in its entirety as follows:

“‘Common Stock’ shall mean the common stock, par value $0.001 per share, of the Company held by a Shareholder immediately prior to the effective date of the Company’s registration statement on Form S-1 (No. 333-142737) (the “S-1 Effective Date”) and common stock acquired by a Shareholder before or after the S-1 Effective Date upon exercise of any stock option granted to the Shareholder by the Company pursuant to an employee benefit plan. There shall be included within the term Common Stock any common stock hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to a Capital Transaction or otherwise. Notwithstanding the foregoing definition, following the S-1 Effective Date, the term Common Stock shall no longer include (i) common stock acquired by a Shareholder pursuant to the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”), including upon exercise of any stock option granted under the 2007 Plan, and (ii) common stock acquired pursuant to the Deltek, Inc. Employee Stock Purchase Plan (both (i) and (ii), the “Excluded Securities”).”

2. Section 1.26 of the Agreement is hereby amended and restated in its entirety as follows:

“‘Convertible Securities’ shall mean any option to acquire Common Stock, or any other equity security (as defined in Rule 3a11-1 of the Securities Exchange Act of 1934, as amended) by which Common Stock may be acquired, but excluding, from and after the S-1 Effective Date, the Excluded Securities or any other equity security received by a Shareholder in respect of the Excluded Securities.”

3. The Agreement is hereby amended to insert a new defined term as Section 1.27, with the section numbers of the subsequently defined terms appropriately renumbered to reflect this insertion:

“‘Covered Person’ shall mean any Shareholder who (i) is or was (x) an officer of the Company within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or (y) any other officer who is or was at the level of Senior Vice President or higher, or (ii) Beneficially Owns at least 100,000 shares of Common Stock; provided, however, that for purposes of this clause (ii), an individual shall be deemed to beneficially own shares of Common Stock Beneficially Owned by any Permitted Transferee of such individual.”

4. Section 3.5 of the Agreement is hereby amended to insert the following sentence after the last sentence thereof:

“Notwithstanding the foregoing, from and after the S-1 Effective Date, this Section 3.5 shall apply only to an individual who is a Covered Person and a Permitted Transferee of a Covered Person.”

5. Except as amended hereby, the Agreement shall remain in full force and effect.

6. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

(This space left blank intentionally)

2

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned, thereunto duly authorized, effective as of                     , 2007.

DELTEK, INC.

By:
Name:
Title:

MAJORITY SHAREHOLDERS:

Kenneth E. deLaski, in his individual capacity

Kenneth E. deLaski and Tena R. deLaski, JT TEN

By:
	Name:	Kenneth E. deLaski

David deLaski, in his individual capacity

Dana Nancy deLaski Irrevocable Trust

By:
	Name:	Kenneth E. deLaski
	Title:	Trustee

Daphne Jean deLaski Irrevocable Trust

By:
	Name:	Kenneth E. deLaski
	Title:	Trustee

Kathleen Grubb and Edward Grubb, JTWROS

By:
	Name:	Kathleen Grubb

By:
	Name:	Edward Grubb

Kathleen deLaski Grubb, in her individual capacity

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments, L.L.C.
its general partner

By:
Name:
Title:

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C.
its general partner

By:
Name:
Title:

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.
its general partner

By:
Name:
Title: